SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549



                                FORM 8-K

                             CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       August 31, 1998



                             TELLABS, INC.
           (Exact name of registrant as specified in charter)


           Delaware              0-9692         36-3831568
(State or other jurisdiction  (Commission     (IRS employer
  of incorporation)           file number)    identification no.)


      4951 Indiana Avenue, Lisle, Illinois           60532
      (Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code     (630) 378-8800


                                  N/A
     (Former name or former address, if changed since last report)


















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ITEM 5.  OTHER EVENTS

On August 27, 1998, Tellabs, Inc., a Delaware corporation (the "Company"), CIENA Corporation, a Delaware corporation ("CIENA"), and White Oak Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub") executed a First Amendment to Agreement and Plan of Merger (the "First Amendment") which amends the Agreement and Plan of Merger, dated as of June 2, 1998, among the Company, CIENA, and Sub, by, among other things, revising from 1.0 to
0.80 the ratio at which shares of common stock, par value $.01 per share, of CIENA will be converted into the right to shares of common stock, par value $.01 per share, of the Company.

Also on August 27, 1998, the Company and CIENA entered into a First Amendment to Stock Option Agreement (the "Stock Option Agreement First Amendment"), which amends the Stock Option Agreement dated as of June 2, 1998, between the Company and CIENA, by, among other things, changing the exercise price of the option.

Further details are contained in the copies of the First Amendment, the Stock Option Agreement First Amendment and the joint press release issued by the Company and CIENA on August 28, 1998, attached hereto as Exhibits 2.4, 2.5, and 20.11, respectively. All of these exhibits are incorporated by reference herein.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

     (c) Exhibits

     Exhibit 2.4 - First Amendment to Merger Agreement among Tellabs, Inc., White Oak Meger Corp. and CIENA Corporation dated as of August 27, 1998.

     Exhibit 2.5 - First Amendment to Stock Option Agreement among Tellabs, Inc. and CIENA Corporation dated as of August 27, 1998.

     Exhibit 20.11 - Joint press release issued by Tellabs, Inc. and CIENA Corporation dated August 28, 1998.










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                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TELLABS, INC.



August 31, 1998                    s\ J. Peter Johnson
                                   ---------------------

                                    J. Peter Johnson
                                   Vice President, Controller
                                   and Chief Accounting Officer



































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